Exhibit 10.2
Execution Version

$550,000,000
 BRIDGE CREDIT AGREEMENT

dated as of
January 2, 2018

among
MOLINA HEALTHCARE, INC.,
as the Borrower

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
 as the Guarantors

THE LENDERS FROM TIME TO TIME PARTY HERETO,

SUNTRUST BANK,
 as Administrative Agent

SUNTRUST ROBINSON HUMPHREY, INC.,
BARCLAYS BANK PLC,
 THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and
MORGAN STANLEY SENIOR FUNDING, INC.
 as Joint Lead Arrangers and Joint Bookrunners

i

Schedules
Schedule I	-	Commitment Amounts
Schedule 4.15	-	Loan Parties and Subsidiaries

Exhibits
Exhibit 2.3	-	Form of Notice of Borrowing
Exhibit 2.7	-	Form of Notice of Conversion/Continuation
Exhibit 2.10	-	Form of Note
Exhibits 2.20(1-4)	-	Forms of U.S. Tax Compliance Certificates
Exhibit 5.1	-	Form of Compliance Certificate
Exhibit 5.10	-	Form of Guarantor Joinder Agreement
Exhibit 11.4	-	Form of Assignment and Acceptance

BRIDGE CREDIT AGREEMENT

THIS BRIDGE CREDIT AGREEMENT (this “Agreement”) is made and entered into as of January 2, 2018, by and among MOLINA HEALTHCARE, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, credit in the form of the Loans on each Funding Date upon and subject to the terms and conditions set forth in this Agreement to enable the Borrower to (i) satisfy conversions of the 2020 Convertible Notes, (ii)(x) satisfy and/or refinance all indebtedness incurred to satisfy conversions of 2020 Convertible Notes and/or (y) repay or refinance all or a portion of the Borrower’s indebtedness under the Existing Credit Agreement, (iii) pay all fees, expenses and other transaction costs incurred in connection with the foregoing, and (iv) use the remaining amount of such Borrowing following application of the proceeds of Loans to the foregoing, for general corporate purposes (collectively, the “Transactions”); and

WHEREAS, each Guarantor is willing to guarantee all of the Obligations upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

ARTICLE I.

DEFINITIONS; CONSTRUCTION

Section 1.1    Definitions.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“2020 Convertible Notes” shall mean those certain 1.125% Cash Convertible Senior Notes due 2020 issued pursuant to that certain Indenture dated as of February 15, 2013 by and among the Borrower and U.S. Bank National Association, as Trustee.

“2044 Convertible Notes” shall mean those certain 1.625% Convertible Senior Notes due 2044 issued pursuant to that certain Indenture dated as of September 5, 2014 by and among the Borrower and U.S. Bank National Association, as Trustee.

“Acquisition” shall mean any transaction or series of related transactions resulting, directly or indirectly, in: (a) the acquisition by any Person of: (i) all or substantially all of the assets of another Person (other than a Person that is a Subsidiary), or (ii) any business unit or division of another Person; (b) the acquisition by any Person of in excess of 50.0% of the Equity Interests of another Person, or otherwise causing any other Person to become a Subsidiary of such Person; or (c) subject to Section 7.2, a merger or consolidation, or any other combination, of any Person with another Person (other than a Person that is a Subsidiary) in which Borrower or a Subsidiary of Borrower is the surviving Person.

“Adjusted LIBOR” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in  U.S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period.  Notwithstanding anything to the contrary in the foregoing, if the Adjusted LIBOR is less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum  for purposes of this Agreement.

“Administrative Agent” shall mean SunTrust Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise.  The terms “Controlling”, “Controlled by”, and “under common Control with” have the meanings correlative thereto.

“Aggregate Bridge Commitments” shall mean the Bridge Commitments of all the Lenders at any time outstanding.  On the Effective Date, the aggregate amount of the Aggregate Bridge Commitments is $550,000,000.

“Agreement” shall mean this Credit Agreement.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act and all Laws of any jurisdiction applicable to a Person concerning or relating to bribery or corruption.

“Anti-Kickback Statute” shall mean the Anti-kickback Statute as set forth in Section 1320a-7b of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean (a) in the case of Base Rate Loans, 0.50% and (b) in the case of Eurodollar Loans, 1.50%; provided that, the Applicable Margin shall increase by (i) 0.50% on the date that is 90 days after the initial Funding Date and (ii) an additional 0.50% at the end of each 90 day period thereafter, in each case, to the extent that any Loans remain outstanding as of such date.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean SunTrust Robinson Humphrey, Inc., Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Effective Date) and Morgan Stanley Senior Funding, Inc., each in their capacities as joint lead arrangers and joint bookrunners.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.4(b)) and accepted by the Administrative Agent, in the form of Exhibit 11.4 attached hereto or any other form approved by the Administrative Agent.

“Attributable Debt” means, as of any date upon which a determination of the amount thereof shall be computed, as of any particular time, the present value, calculated using a rate of interest implicit in such transaction determined in accordance with GAAP, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Audited Financial Statements” shall mean the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years as of December 31, 2015 and December 31, 2016 and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016, including the notes thereto.

 “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” shall mean the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (b) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (½%) per annum and (c) a rate per annum equal to Adjusted LIBOR for a term of one month plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.

“Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Loan Party incurs or otherwise has any obligation or liability, contingent or otherwise, excluding Multiemployer Plans, Title IV plans and any employee benefit plans sponsored or maintained by any foreign, federal, state or local governments or agencies.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” shall mean:

(a)            with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)            with respect to a partnership, the board of directors of the general partner of the partnership;

(c)            with respect to a limited liability company, the managing member or members or any controlling committee or managing members thereof; and

(d)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of Loans of the same Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

 “Business Day” shall mean any day other than (a) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or New York, New York are authorized or required by Law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower for such period and (b) Capital Lease Obligations incurred by the Borrower and its Consolidated Subsidiaries during such period.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, and the amount of such obligations shall be the capitalized amount thereof.

“Capital Stock” shall mean:

(a)             in the case of a corporation, corporate stock;

(b)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)            in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” shall mean the occurrence of any of the following:

(a)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act);

(b)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares; or

(c)            the approval by the holders of Capital Stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (b) above if (i) the Borrower becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Borrower’s Voting Stock immediately prior to that transaction.

“Change of Control Offer” has the meaning given to that term in Section 2.12(d)(ii).

“Change of Control Payment” has the meaning given to that term in Section 2.12(d)(i).

“Change of Control Payment Date” has the meaning given to that term in Section 2.12(d)(ii)(A).

“Change in Law” shall mean (a) the adoption of any applicable Law after the date of this Agreement, (b) any change in any applicable Law after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.18(b), by the Parent Company of such Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.  Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

“Charges” shall have the meaning set forth in Section 11.12.

“CMS” shall mean the Centers for Medicare & Medicaid Services or any successor or predecessor thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, or in the case of a Person becoming a Lender after the Effective Date, the amount of the assigned “Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Action Level” means the Company Action Level risk-based capital threshold, as defined by NAIC, or in any state that has not adopted the NAIC definition, as defined by the appropriate state Governmental Authority, the HMO Model Act or comparable act applicable to an HMO Subsidiary or an Insurance Subsidiary.

“Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Subsidiary” means a Subsidiary of the Borrower, the accounts of which are consolidated with those of the Borrower in accordance with GAAP.

“Consolidated Total Assets” shall mean the total assets of the Borrower and its Consolidated Subsidiaries calculated in accordance with GAAP on a consolidated basis as of the last day of the most recent fiscal quarter preceding such date of determination for which financial statements of the Borrower have been delivered pursuant to Section 5.1(a) or (b).

“Contract Provider” shall mean any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract or other arrangement with the Borrower or any Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(b).

“Defaulting Lender” shall mean, at any time, any Lender as to which the Administrative Agent has notified the Borrower that (a) such Lender has failed for three (3) or more Business Days to comply with its obligations under this Agreement to make a Loan (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied) (each a “funding obligation”), (b) such Lender has notified the Administrative Agent or the Borrower, or has stated publicly, that it will not comply with any such funding obligation hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) such Lender has, for three (3) or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (d) a Lender Insolvency Event has occurred and is continuing with respect to such Lender, or (e) such Lender has become the subject of a Bail-In Action.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Consolidated Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall have the meaning given to that term in Section 3.1.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Consolidated Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Plan to meet the minimum funding standard applicable to the Plan for a plan year under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBOR.

“Event of Default” shall have the meaning set forth in Article VIII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor, or the grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation; provided that, for the avoidance of doubt, in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the keepwell agreement set forth in Section 10.8 shall be taken into account.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.25) or (ii) such  Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exclusion Event” shall mean an event or related events resulting in the exclusion of the Borrower or any of its Consolidated Subsidiaries from participation in any Medical Reimbursement Program.

“Existing Credit Amendment” shall mean that certain Credit Agreement, dated as of June 12, 2015 (as amended and restated, supplemented or otherwise modified from time to time), by and among the Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and SunTrust Bank as administrative agent, issuing bank and swingline lender.

“Fair Market Value” shall mean, with respect to any asset, property or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Borrower.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.  Notwithstanding anything to the contrary in the foregoing, if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” shall mean that certain Amended and Restated Fee Letter, dated as of January 2, 2018, executed by SunTrust Robinson Humphrey, Inc., SunTrust Bank, Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., and accepted by the Borrower.

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.

“Fiscal Year” shall mean any fiscal year of the Borrower.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funded Debt” means all Indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendable beyond 12 months after such date at the option of the borrower. For the purpose of determining “Funded Debt” of any Person, there shall be excluded any particular indebtedness if, on or prior to the final maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

“Funding Date” means the date Loans are actually made and as specified in the relevant Notice of Borrowing delivered by the Borrower hereunder.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 5.10 executed and delivered by a Consolidated Subsidiary in accordance with the provisions of Section 5.10 or any other documents as the Administrative Agent shall deem appropriate for such purpose.

“Guarantors” shall mean, collectively, (a) Molina Information Systems, LLC, d/b/a Molina Medicaid Solutions, Molina Pathways LLC and Pathways Health and Community Support LLC, (b) each Person that joins as a Guarantor pursuant to Section 5.10 or otherwise after the Effective Date, (c) any other Person that is or becomes a guarantor in connection with the 2020 Convertible Notes and (d) the successors and permitted assigns of the foregoing.

“Guaranty” shall mean the Guaranty made by the Guarantors in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to Article X.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HHS” shall mean the United States Department of Health and Human Services and any successor thereof.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, Pub. L. 104-191, Aug. 21, 1996, 110 Stat. 1936, and regulations promulgated pursuant thereto.

“HITECH Act” shall mean the Health Information Technology for Economic and Clinical Health Act, Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009 (ARRA), Pub. L. 111-5, Feb. 17, 2009, and regulations promulgated pursuant thereto.

“HMO” shall mean any health maintenance organization or managed care organization, including without limitation any organized delivery system or utilization review organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable law (including HMO Regulations).

“HMO Business” shall mean the business of operating an HMO or other similar regulated entity or business.

“HMO Event” shall mean (i) any non-compliance by the Borrower or any of its HMO Subsidiaries with any of the material terms and provisions of the HMO Regulations pertaining to its fiscal soundness, solvency or financial conditions that is materially adverse to the Borrower and its Consolidated Subsidiaries taken as a whole; or (ii) the assertion in writing, after the date hereof, by any HMO Regulator that it intends to take administrative action against the Borrower or any of its HMO Subsidiaries to revoke or modify in a manner materially adverse to the Borrower and its Consolidated Subsidiaries, taken as a whole, any material license, material charter or material permit or to enforce the fiscal soundness, solvency or financial provisions or requirements of the HMO Regulations against the Borrower or any or its HMO Subsidiaries.

“HMO Regulations” shall mean all laws, rules, regulations, directives and administrative orders applicable under Federal or state law to any HMO Subsidiary, including Part 422 of Chapter IV of Title 42 of the Code of Federal Regulations and Subchapter XI of Chapter 6A of Title 42 of the United Stated Code Annotated (and any regulations, orders and directives promulgated or issued pursuant thereto, including Part 417 of Chapter IV of Title 42 of the Code of Federal Regulations).

“HMO Regulator” shall mean any Person charged with the administration, oversight or enforcement of any HMO Regulation, whether primarily, secondarily or jointly.

“HMO Subsidiary” shall mean (a) any Consolidated Subsidiary that is designated as an HMO Subsidiary on Schedule 4.15, (b) any other Domestic Subsidiary that shall become capitalized or licensed as an HMO, shall conduct HMO Business or shall provide managed care services and (c) any other Domestic Subsidiary, substantially all the assets of which consist of Capital Stock of a HMO Subsidiary described in clause (a) or (b) above.

“Indebtedness” of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) Off-Balance Sheet Liabilities, (i) [reserved], (j) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (i) above and (k) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insurance Subsidiary” shall mean (a) any Consolidated Subsidiary that is engaged in the insurance business, assumes financial risk and that is regulated by the relevant Governmental Authority and (b) any other Domestic Subsidiary, substantially all the assets of which consist of Capital Stock of an Insurance Subsidiary described in clause (a) above.

“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months (in each case, subject to availability); provided, that:

(a)            the initial Interest Period for such Borrowing shall commence on the applicable date of such Borrowing or the date such Borrowing is to be converted or continued (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)            if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(c)            any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(d)            no Interest Period may extend beyond the Maturity Date.

“Interim Financial Statements” shall mean the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarters ended September 30, 2016 and September 30, 2017, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“IRS” shall mean the United States Internal Revenue Service.

“Laws” or “Law” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Insolvency Event” shall mean that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (c) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof.

“Lenders” shall mean each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loans” shall have the meaning given to that term in Section 2.1(a).

“Loan Documents” shall mean, collectively, this Agreement, the Fee Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean, collectively, the Borrower and each Guarantor.

“Mandatory Prepayment Date” shall mean August 20, 2018.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent and the Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

“Material Domestic Subsidiary” shall mean any Domestic Subsidiary of the Borrower (other than an HMO Subsidiary or Insurance Subsidiary) which, as of the end of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 5.1(a) or (b) (the “Test Date”), has (a) revenues in excess of 1.0% of the Borrower’s consolidated revenues for the twelve month period preceding the Test Date or (b) total assets in excess of 2.0% of Consolidated Total Assets as of the Test Date; provided, that if at any time all Domestic Subsidiaries (other than an HMO Subsidiary or Insurance Subsidiary) that are not Guarantors account in the aggregate for greater than (i) ten percent (10%) of the Borrower’s consolidated revenues for the twelve month period preceding any Test Date or (ii) ten percent (10%) of Consolidated Total Assets as of any Test Date, then the Borrower shall cause one or more of such Domestic Subsidiaries to become Guarantors pursuant to Section 5.10 such that immediately thereafter the remaining Domestic Subsidiaries (other than an HMO Subsidiary or Insurance Subsidiary) that are not Guarantors shall not exceed either threshold set forth in clause (i) or (ii) of this proviso.  Notwithstanding the foregoing, Molina Healthcare Data Center, Inc., a New Mexico corporation (“Data Center”), shall not be a Material Domestic Subsidiary so long as Data Center has any amounts subject to tax recapture as a result of its participation in the U.S. federal government’s New Market Tax Credit Program.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans) of the Borrower or any of its Consolidated Subsidiaries, individually or in an aggregate committed or outstanding principal amount exceeding $100,000,000.

“Material License” shall mean (i) as to any Person, any license, permit authorization or consent from a Governmental Authority or other Person and any registration, notice of filing with a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse Effect, and (ii) as to any other Person who is a party to this Agreement or any of the other Loan Documents, any license, permit, authorization or consent from a Governmental Authority or other Person and any registration, notice or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

“Maturity Date” shall mean the earlier of (a) the date that is 364 days after the Effective Date and (b) January 16, 2019 (the “Initial Maturity Date”); provided, that if the Initial Maturity Date is extended pursuant to Section 2.1(d) hereof, the Maturity Date shall be the six-month anniversary of the applicable Maturity Extension Date.

“Maturity Extension Date” shall have the meaning given to that term in Section 2.1(d).

“Maximum Rate” shall have the meaning given to that term in Section 11.12.

“Medicaid” shall mean that means-tested entitlement program under Title XIX of the Social Security Act, which provides Federal grants to States for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

  “Medicaid Regulations” shall mean (a) all Federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statues succeeding thereto, (b) all applicable provisions of all Federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all Federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statues described in clause (a) above, (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above, and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

“Medical Reimbursement Programs” shall mean, collectively, the Medicare, Medicaid and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic Federal, state or local government and any other non-government funded third-party payor programs to which  the Borrower or any Subsidiary is subject.

“Medicare” shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Medicare Regulations” shall mean, collectively, (a) all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statues succeeding thereto and (b) all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including CMS, the OIG, HHS or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor to the ratings agency business thereof.

“Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Borrower makes or is obligated to make contributions or with respect to which Borrower has any liability (including on account of an ERISA Affiliate).

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Cash Proceeds” shall mean, in each case as set forth in a statement in reasonable detail delivered to the Administrative Agent:

(a)            with respect to the issuance of any Indebtedness of the Borrower or any its Subsidiaries, the gross proceeds received by the Borrower or such Subsidiary from such issuance less all reasonable legal expenses, discounts and commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith; and

(b)            in the case of any issuance of Capital Stock of the Borrower or any its Subsidiaries, the gross proceeds received by the Borrower or such Subsidiary from such issuance less underwriting discounts and commissions and all other reasonable costs paid to non-Affiliates in connection therewith.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-Recourse Debt” shall mean, Indebtedness (a) as to which neither the Borrower nor any of its Consolidated Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Consolidated Subsidiaries, in each case other than with respect to the pledge of Capital Stock of any obligor securing such Indebtedness.

“Note” shall have the meaning set forth in Section 2.10(b).

“Notice of Borrowing” shall have the meaning set forth in Section 2.3.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).

“Obligations” shall mean, collectively, all amounts owing by the Loan Parties to the Administrative Agent, any Lender or the Arrangers pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, that “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions, including (x) the sale and leaseback of the Molina Center located in Long Beach California, and the Ohio health plan office building located in Columbus, Ohio and (y) any other sale and leaseback transactions, whether or not such transactions create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“OIG” shall mean the Office of Inspector General of HHS and any successor thereof.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 11.4(d).

“Participant Register” shall have the meaning set forth in Section 11.4(e).

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Encumbrances” shall mean:

(a)            Liens existing as of the Effective Date on any property or assets owned or leased by the Borrower or any Consolidated Subsidiary;

(b)            Liens on property or assets of, or on any shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

(c)            Liens (A) on any property or assets or shares of stock existing at the time of acquisition thereof (including acquisition through merger or consolidation) and not created in contemplation of such event or to secure the payment of all or any part of the purchase price or construction cost thereof, or (B) to secure any Indebtedness incurred prior to, at the time of or within 270 days after the later of acquisition of such property or assets or shares of stock or Indebtedness or the completion of any such construction and the commencement of operation of such property, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(d)            Liens on any property or assets to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair, lease, design, installation or improvement of all or any part of such property or assets, or to secure Indebtedness (including Capital Lease Obligations) incurred prior to, at the time of or within 270 days after the completion of such acquisition, development, operation, construction, alteration, repair, lease, design, installation or improvement, whichever is later, for the purpose of financing all or any part of such cost;

(e)            Liens in favor of, or which secure Indebtedness owing to, the Borrower or a Consolidated Subsidiary;

(f)            Liens arising from the assignment of monies due and to become due under contracts between the Borrower or any Consolidated Subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing Indebtedness;

(g)            any deposit or pledge as security for the performance of any statutory obligations, bid, tender, contract, lease, government contract, performance bond or undertaking not made directly or indirectly in connection with the securing of Indebtedness; any deposit or pledge with any governmental agency required or permitted to qualify the Borrower or any Consolidated Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to worker’s compensation, unemployment insurance, pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; landlord’s, mechanics’, worker’s, repairmen’s, materialmen’s, warehousemen’s and other like liens imposed by law and securing obligations that are not yet overdue by more than 30 days or are being contested in good faith, and deposits or pledges to obtain releases thereof; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; liens for taxes, assessments or other government charges or claims that are not yet delinquent or being contested in good faith; any deposit or pledge in connection with appeal or surety bonds; or other deposits or pledges similar to those referred to in this clause (g);

(h)            judgment Liens; and Liens arising by reason of any attachment, decree or order of any court or other governmental authority, so long as any appropriate legal proceedings which may have been initiated for review of such attachment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired;

(i)            Liens created after the date of this Agreement on property leased to or purchased by the Borrower or any Consolidated Subsidiary after that date and securing, directly or indirectly, obligations issued by a State, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property;

(j)            survey exceptions, easements, zoning restrictions, licenses, title restrictions, rights-of-way and similar encumbrances on real property imposed by law or incurred or granted by the Borrower or any Consolidated Subsidiary in the ordinary course of business that do not secure any material monetary obligations and do not materially interfere with the ordinary conduct of business of the Borrower and its Consolidated Subsidiaries, taken as a whole;

(k)            Liens upon real or personal property leased after the Effective Date in the ordinary course of business by the Borrower or any Consolidated Subsidiary in favor of the lessor created at the inception of the lease transaction, securing obligations of the Borrower or those of any Consolidated Subsidiary under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(l)            minor imperfections in title that do not materially interfere with the ordinary conduct of business of the Borrower and its Consolidated Subsidiaries, taken as a whole;

(m)            Liens securing Indebtedness or any other Obligations under this Agreement after the Effective Date, the Existing Credit Agreement and/or the Hedging Obligations (as defined in the Existing Credit Agreement) related to the Existing Credit Agreement;

(n)            [reserved];

(o)            Liens arising from Uniform Commercial Code financing statement filings regarding leases entered into by the Borrower or any of its Consolidated Subsidiaries in the ordinary course of business;

(p)            licenses, leases or subleases and other intellectual property rights granted to others not interfering in any material respect with the business of the Borrower or any Consolidated Subsidiary of the Borrower;

(q)            Liens in the nature of normal and customary rights of set-off upon deposits of cash in favor of banks or other depository institutions;

(r)            Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(s)            Liens solely on any cash earnest money deposits made by the Borrower or any of its Consolidated Subsidiaries in connection with any letter of intent or purchase agreement permitted by this Agreement;

(t)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(u)            any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in paragraphs (a) through (t) above or the Indebtedness secured thereby; provided, that (A) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or shares of stock that secured the Lien extended, renewed, substituted or replaced (plus improvements, accessions, after-acquired property, proceeds or dividends or distributions in respect thereof and any other property or assets not then constituting a Principal Property) and (B) to the extent, if any, that the Indebtedness secured by such Lien at such time is increased, the amount of such increase shall not be excluded from Indebtedness under any computation under Section 7.1(a)(ii);

Indebtedness created by the Borrower or any Consolidated Subsidiary shall not be cumulated with a guarantee of the same Indebtedness by the Borrower or any other Consolidated Subsidiary for the same financial obligation.

“Permitted Subordinated Debt” shall mean any Indebtedness of the Borrower or any Consolidated Subsidiary evidenced by the Subordinated Debt Documents or otherwise on terms and (including without limitation subordination provisions) acceptable to the Administrative Agent and the Required Lenders.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Primary Regulator” shall mean the state regulator having primary jurisdiction over the relevant HMO Subsidiary or Insurance Subsidiary.

“Principal Property” shall mean, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the Capital Stock in and other securities of any other Person) now owned or hereafter acquired, except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Borrower and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Borrower and its Consolidated Subsidiaries, taken as a whole.

“Pro Forma Basis” shall mean, for purposes of calculating compliance with respect to any incurrence of Indebtedness or any other transaction subject to calculation on a “Pro Forma Basis” as indicated herein, that such transaction shall be deemed to have occurred as of the first day of the period of four Fiscal Quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.1(a) or (b).  For purposes of any such calculation in respect of any Acquisition, (a) any Indebtedness incurred or assumed in connection with such transaction that is not retired in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (b) income statement items (whether positive or negative) and Capital Expenditures attributable to the Person or property acquired shall be included beginning as of the first day of the applicable period and (c) no adjustments for unrealized synergies shall be included.

“Pro Rata Share” shall mean with respect to any Commitment of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment, and the denominator of which shall be the sum of such Commitments of all Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

 “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” shall mean, as applicable, (a) the Administrative Agent and (b) any Lender.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders then holding more than 50% of the aggregate unpaid principal balance of the Loans then outstanding; provided, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded for purposes of determining Required Lenders.

“Responsible Officer” shall mean, with respect to any Person, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the chief accounting officer, the chief legal officer, the treasurer or a vice president of such Person or such other representative of such Person as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer, the chief accounting officer or the treasurer of such Person.

 “S&P” shall mean Standard & Poor’s Ratings Service, or any successor to the ratings agency business thereof.

“Sale and Leaseback Transaction” has the meaning given to that term in Section 7.2.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of country-wide or territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” shall  mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic, sectoral, or secondary sanctions as well as trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or any other applicable governmental authority.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Social Security Act” shall mean the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.  References of section of the Social Security Act shall be construed to refer to any successor sections.

 “Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital; (e) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business and (f) such Person does not intend, in any transaction, to hinder, delay or defraud either present or future creditors or any other person to which such Person is or will become, through such transaction, indebted.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Specified Loan Party” shall mean each Loan Party that is, at the time on which the relevant Guarantee or grant of the relevant security interest under the Loan Documents by such Loan Party becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 10.8.

“Subordinated Debt Documents” shall mean all indentures, agreements, notes, guaranties and other material agreements governing or evidencing any Permitted Subordinated Debt and all other material documents relating thereto.

“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

“SunTrust” shall mean SunTrust Bank and its successors.

“Swap Obligations” shall mean with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Transactions” has the meaning given to that term in the recitals.

“TRICARE” shall mean the United States Department of Defense health care programs for active duty military, active duty service families, retirees and their families and other beneficiaries, including TRICARE Prime and TRICARE Standard, and any successor or predecessor thereof.

“Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR or the Base Rate.

“United States” or “U.S.” shall mean the United States of America.

 “U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(g).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which (other than directors’ qualifying shares or shares required by applicable law or regulation to be held by a Person other than the Borrower or another Subsidiary of the Borrower) shall at the time be owned or controlled, directly or indirectly, by the Borrower or one or more Wholly Owned Subsidiaries, or by the Borrower and one or more Wholly Owned Subsidiaries, or any similar business organization which is so owned or controlled.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2     Classifications of Loans and Borrowings.  Loans hereunder are distinguished by “Type”.  The “Type” of a Loan refers to the determination of whether such Loan is an Eurodollar Loan or a Base Rate Loan.

Section 1.3     Accounting Terms and Determination.

(a)            Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a).

(b)            Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of  any Loan Party or any Subsidiary of any Loan Party at "fair value", as defined therein.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

Section 1.4        Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

Section 1.5        [Reserved].

Section 1.6        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1        Loans.

(a)            Subject to the terms and conditions expressly set forth herein, each Lender severally agrees to make term loans in Dollars (the “Loans”) to the Borrower from time to time on a Funding Date that is a Business Day during the period from the Business Day immediately following the Effective Date through the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment. Without limiting the foregoing, the parties hereto agree that Loans may be funded in a single draw or up to three separate draws prior to the Maturity Date; provided (and as conditions to any relevant draw), that (i) the first draw shall be in a minimum amount of $175,000,000, with the minimum amount of any subsequent draw being the lesser of $175,000,000 and the remaining undrawn Aggregate Bridge Commitment and (ii) no more than two draws may be made under this Agreement after the Mandatory Prepayment Date.  Amounts borrowed under this Section 2.1(a)(i) and repaid or prepaid may not be re-borrowed.

(b)            Loans may be Base Rate Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent pursuant to a Notice of Borrowing.

(c)            Subject to the terms and conditions of this Agreement, the Borrower may convert the Loans of one Type into Loans of the other Type (as provided in Section 2.7 hereof) or continue Eurodollar Loans for subsequent Interest Periods.  In furtherance of the foregoing, the Administrative Agent is hereby authorized, in consultation with the Borrower, to take any and all actions as may be reasonably necessary to ensure that all such Loans, when originally made, are included in each Borrowing of outstanding Loans made on the initial Funding Date on a pro rata basis.  This may be accomplished by requiring that the Loans made on the initial Funding Date be included in any applicable outstanding Borrowing to be converted into Base Rate Loans on the date of each subsequent Funding Date or by allocating a portion of such Loans to each outstanding Borrowing of Loans made on the initial Funding Date comprised of Eurodollar Loans on a pro rata basis.  Any conversion of Loans from Eurodollar Loans to Base Rate Loans required by the preceding sentence shall be subject to Section 2.7(b).

(d)            The Borrower shall have the option to extend twice the Maturity Date from the Initial Maturity Date by a period of six months each (the date of such an extension, the “Maturity Extension Date”); provided (and as conditions to any such extension), that (i) the Borrower shall make such a request for such an extension in writing no earlier than 45 days, and no later than 30 days, before the Initial Maturity Date, (ii) no Default or Event of Default is in existence at the time of, or after giving effect to, such extension, (iii) the representations and warranties in Article IV shall be accurate both before and after giving effect to such extension and (iv) the Borrower shall pay an extension fee to each Lender in an amount equal to 0.375% of the Loans of such Lender outstanding on the applicable Maturity Extension Date.

Section 2.2        [Reserved].

Section 2.3        Procedure for Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit 2.3 (a “Notice of Borrowing”) (x) prior to 11:00 a.m. on the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing.  Each Notice of Borrowing shall be irrevocable and shall specify: (i) subject to Section 2.1(a), the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period).  Each Borrowing shall consist of Base Rate Loans or Eurodollar Loans or a combination thereof, as the Borrower may request.  The aggregate principal amount of each Eurodollar Borrowing made on the applicable Funding Date shall be not less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000. Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4        [Reserved].

Section 2.5        [Reserved].

Section 2.6        Funding of Borrowings.

(a)            Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 2:00 p.m. to the Administrative Agent at the Payment Office.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent in the applicable Notice of Borrowing.

(b)            Unless the Administrative Agent shall have been notified by any Lender prior to 1:00 p.m. on the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing.  Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.7        Interest Elections.

(a)            Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section 2.7.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)            To make an election pursuant to this Section 2.7, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day; (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”.  If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month.  The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)            If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing.  No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing.  No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

(d)            Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8        Optional Reduction and Termination of Commitments.

(a)            The Borrower may at any time terminate, or from time to time reduce, the Commitments upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Bridge Commitments in part or terminate the Aggregate Bridge Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Commitment of each Lender, and (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000.

(b)            The Administrative Agent will promptly notify the Lenders of any reduction of Aggregate Bridge Commitments under this Section 2.8.

Section 2.9        Repayment of Loans.

The outstanding principal amount of all Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date.

Section 2.10        Evidence of Indebtedness.

(a)            Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender on a Funding Date under this Agreement.  The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and, in the case of each Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof.  The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)            This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement.  However, at the request of any Lender at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender in the form of Exhibit 2.10 (a “Note”).  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11        Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment, and (ii) in the case of any prepayment of any Base Rate Borrowing, 11:00 a.m. not less than one (1) Business Day prior to the date of such prepayment.  Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Commitment of each Lender, and (ii) any partial reduction pursuant to this Section 2.11 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment.  If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19.  Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.12        Mandatory Prepayments.

(a)            2044 Convertible Notes.  On the Mandatory Prepayment Date, the Aggregate Bridge Commitments shall be permanently reduced on a dollar-for-dollar basis by an amount equal to the greater of (x) $150,000,000 and (y) the principal amount of the 2044 Convertible Notes which are exchanged, directly or indirectly, into equity or otherwise defeased on or prior to the Mandatory Prepayment Date.

(b)            Incurrences of Indebtedness. (x) Prior to the initial Funding Date, the Aggregate Bridge Commitments shall be permanently reduced by and (y) from and after the initial Funding Date, the Borrower shall prepay the Loans with (including any accrued and unpaid interest thereon), in each case, on a dollar-for-dollar basis, the Net Cash Proceeds from any debt, equity or equity-linked securities incurred or issued by the Borrower or any of its Subsidiaries (including, for the avoidance of doubt, the issuance of hybrid securities and debt securities convertible to equity) for the purpose of replacing or refinancing all or a portion of the Loans or other Indebtedness incurred or issued subsequent to the Effective Date, other than the following (it being understood that this Section 2.12(b) shall not constitute a waiver of any provision of Section 7.1 hereof):

(i)            Indebtedness to fund working capital requirements of the Borrower in the ordinary course of business;

(ii)            Indebtedness incurred under the Existing Credit Agreement; and

(iii)            Net Cash Proceeds of Indebtedness, together with the Net Cash Proceeds from any issuances of Capital Stock with respect to Section 2.12(c)(ii) below, up to an aggregate amount of $300,000,000 incurred to finance an Acquisition.

(c)            Equity issuances.  (x) Prior to the Funding Date, the Aggregate Bridge Commitments shall be permanently reduced by and (y) from and after the Funding Date, the Borrower shall prepay the Loans with (including any accrued and unpaid interest thereon), in each case, on a dollar-for-dollar basis, the Net Cash Proceeds from any issuance of Capital Stock by the Borrower or any of its Subsidiaries, other than the following:

(i)            issuances pursuant to an employee stock plan or other benefit or employee incentive arrangement; and

(ii)            Net Cash Proceeds from issuances of Capital Stock, together with the Net Cash Proceeds of Indebtedness incurred with respect to Section 2.12(b)(iii) above, up to an aggregate amount of $300,000,000 issued to finance an Acquisition.

(d)            Change of Control Offer Prepayments.

(i)            Following the occurrence of a Change of Control, the Borrower shall make a Change of Control Offer in accordance with the provisions set forth in paragraph (ii) below to repay the Loans pro rata at 100% of the principal amount thereof, together with accrued interest, and all other amounts accrued under the Loan Documents (the “Change of Control Payment”).

(ii)            For the purposes hereof, “Change of Control Offer” means the following process:

(A)            within 30 days following any Change of Control, the Borrower will mail a notice to each Lender stating that a Change of Control has occurred or may occur and describing the transaction or transactions that constituted or shall constitute the Change of Control and offer to repay the Loans on the date specified in such notice, which date shall be no earlier than 60 days and no later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures set forth below;

(B)            the Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent reports furnished pursuant to Section 5.1. The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control Offer; and

(C)            on the Change of Control Payment Date, the Borrower shall (x) repay all Loans or portions thereof of each Lender that properly elected repayment thereof pursuant to the Change of Control Offer, (y) pay the Change of Control Payment for each such Loan (or portion thereof) elected to be repaid.  The Borrower will notify the remaining Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Borrower will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth above applicable to a Change of Control Offer made by the Borrower and purchases all Loans validly tendered and not withdrawn under such Change of Control Offer.  If any notice required by paragraph (ii)(A) above is mailed prior to the occurrence of a Change of Control, such notice may state that the Change of Control Offer is conditional on the occurrence of such Change of Control.

Section 2.13        Interest on Loans.

(a)            The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each Eurodollar Loan at the Adjusted LIBOR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b)            Notwithstanding clause (a) above, if an Event of Default has occurred and is continuing, at the option of the Required Lenders, or automatically in the case of an Event of Default under Sections 8.1(a), (h) or (i), the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate per annum equal to two percent (2.00%) above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to two percent (2.00%) above the otherwise applicable interest rate for Base Rate Loans.

(c)            Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof.  Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date.  Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Maturity Date.  Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof.  All Default Interest shall be payable on demand.

(d)            The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing).  Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14        Fees.

(a)            The Borrower shall pay to the Administrative Agent for its own account and, as applicable, for the account of each Lender, fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the Administrative Agent)

(b)            [reserved].

Section 2.15        Computation of Interest and Fees.

All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16        Inability to Determine Interest Rates.  If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

(a)            the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the Adjusted LIBOR for such Interest Period, or

(b)            the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBOR does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be)  Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) the obligations of the Lenders to make Eurodollar Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (B) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement.  Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Borrowing for which a Notice of Borrowing or Notice of Conversion/Continuation has previously been given that it elects not to borrow on such date, then such Borrowing shall be made as a Base Rate Borrowing.

Section 2.17        Illegality.  If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended.  In the case of the making of a Eurodollar Borrowing, such Lender’s Loan shall be made as a Base Rate Loan as part of the same Borrowing and, with respect to Eurodollar Loans, for the same Interest Period, and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan immediately, and, in the case of a Loan that is a Eurodollar Loan, either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date.  Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.18        Increased Costs.

(a)            If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement that is not otherwise included in the determination of the Adjusted LIBOR hereunder against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR);

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the eurodollar interbank market any other condition, cost or expense affecting this Agreement or any Eurodollar Loans made by such Lender;

and the result of either of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender for such additional costs incurred or reduction suffered.

(b)            If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of the Parent Company of such Lender) as a consequence of its obligations hereunder to a level below that which such Lender, or the Parent Company of such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of the Parent Company of such Lender with respect to capital adequacy or liquidity) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or the Parent Company of such Lender for any such reduction suffered.

(c)            A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or the Parent Company of such Lender, as the case may be, specified in paragraph (a) or (b) of this Section 2.18 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.  The Borrower shall pay any such Lender such amount or amounts within five (5) Business Days after receipt thereof.

(d)            Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s right to demand such compensation.

Section 2.19        Funding Indemnity.  In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBOR applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBOR were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan.  A certificate as to any additional amount payable under this Section 2.19 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20        Taxes.

(a)            For purposes of this Section 2.20, the term “applicable Law” includes FATCA.

(b)            Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Each Lender shall severally indemnify the Administrative Agent, within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.4(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)            As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20(f), such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI,

(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20-2 or Exhibit 2.20-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)            If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g)  (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.21        Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)            The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Sections 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.18, 2.19 and 2.20 and 11.3 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)            If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied: first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective pro rata shares of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to the payment of principal of the Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)            [reserved].

(d)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)            Notwithstanding anything herein to the contrary, any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the Maturity Date at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by Law, in the following order of priority:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second, to the payment of interest due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, third, to the payment of fees then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth, to pay principal then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably in accordance with the amounts thereof then due and payable to them, fifth, to the ratable payment of other amounts then due and payable to the Lenders hereunder that are not Defaulting Lenders, and sixth, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

Section 2.22        [Reserved].

Section 2.23        [Reserved].

Section 2.24        Mitigation of Obligations.  If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.25        Replacement of Lenders.  If (a) any Lender requests compensation under Section 2.18, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.20, (c) any Lender notifies the Borrower and Administrative Agent that it is unable to fund Eurodollar Loans pursuant to Sections 2.16 or 2.17, (d) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.2(b) but requires unanimous consent of all Lender or all the Lenders directly affected thereby (as applicable) or (e) if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 11.4(b)) all its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable Law and (v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable assignee consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Acceptance shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans pursuant to this Section 2.25 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Acceptance.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.1         Conditions Precedent to the Effective Date.  This Agreement shall become effective as of the first Business Day (the “Effective Date”) on which each of the following conditions precedent have been satisfied, or waived by each Lender hereunder:

(a)            Loan Documents. Receipt by the Administrative Agent of a counterpart of this Agreement and the other Loan Documents, each dated as of the Effective Date, signed by or on behalf of each party hereto or thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of such signed signature page) that such party has signed a counterpart of this Agreement and the other Loan Documents to which such party is a party.

(b)            Organization Documents; Resolutions and Certificates. Receipt by the Administrative Agent of:

(i)            a certificate of the secretary or assistant secretary of each Loan Party, (I) attaching and certifying copies of such Loan Party’s Organization Documents and resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party, (II) attaching certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, (III) certifying as to the incumbency and specimen signature of each officer or authorized person executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i)) and (IV) attaching certificates of good standing or existence, as may be available from the secretary of state of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

(ii)            a customary certificate from the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent and each of the Lenders and addressed to the Administrative Agent and the Lenders, certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent; and

(iii)            a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, certifying as to matters set forth in Sections 3.1(d), 3.1(e), 3.1(f) and 3.1(h) as of the Effective Date.

(c)            Opinions of Counsel. The Administrative Agent and the Lenders shall have received a favorable written opinion in form and substance satisfactory to the Administrative Agent from Boutin Jones Inc., as special counsel to the applicable Loan Parties, which shall cover customary matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein.

(d)            Required Consents and Approvals.  The Administrative Agent shall have received evidence that all approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document have been obtained.

(e)            No Material Adverse Effect.  Since September 30, 2017, the Borrower shall not have suffered any Material Adverse Effect.

(f)            Representations and Warranties.  Each of the representations and warranties contained in Article IV (other than Sections4.10(a) and 4.19(b)) shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects).

(g)            Financials. Receipt by the Administrative Agent of the Interim Financial Statements and the Audited Financial Statements.

(h)            Existing Credit Agreement.  On or prior to the Effective Date, the Existing Credit Agreement shall have been amended in order to, among other things, permit the Borrower to incur Indebtedness and other obligations under this Agreement and the other Loan Documents.

(i)            Patriot Act; Anti-Money Laundering Laws.  The Arrangers shall have received, at least three (3) business days prior to the Effective Date, all documentation and other information regarding the Borrower required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested at least ten (10) business days prior to the Effective Date.

(j)            Fees and Expenses.  The Borrower shall have paid all fees and expenses due to the Arrangers, the Administrative Agent and the Lenders required to be paid on the Effective Date (including the any fees specified in the Fee Letter and fees and expenses of counsel for the Arrangers and the Administrative Agent).

Section 3.2        Conditions Precedent to each Funding Date.  The obligation of Lenders to make Loans hereunder in connection with any Borrowing is subject to satisfaction, or waiver by the Administrative Agent, of the following conditions:

(a)            at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall exist;

(b)            at the time of and immediately after giving effect to such Borrowing, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date;

(c)            in the case of the initial Funding Date, the Effective Date shall have occurred;

(d)            receipt by the Administrative Agent of:

(i)            a solvency certificate from the chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent; and

(ii)            a certificate from the chief financial officer of the Borrower certifying, (x) with respect to the Borrowing on the initial Funding Date, that at least $150,000,000 of the proceeds of Loans made on the initial Funding Date shall be applied in connection with the Transactions and (y) with respect to any subsequent Borrowing on a Funding Date, at least an amount equal to the lesser of (I) $150,000,000 and (II) the Aggregate Bridge Commitment of the proceeds of Loans made on each other Funding Date shall be applied in connection with the Transactions;

(e)            the Borrower shall have delivered the required Notice of Borrowing;

(f)            the Borrower shall have paid all fees and expenses due to the Administrative Agent and the Lenders required to be paid on the applicable Funding Date (including the any fees specified in the Fee Letter and fees and expenses of counsel for the Administrative Agent).

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 3.2.

Section 3.3        Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants, as applicable, to the Administrative Agent and each Lender on the Effective Date (to the extent set forth in Section 3.1(f)) and on each Funding Date as follows:

Section 4.1        Existence; Power.  The Borrower and each of its Consolidated Subsidiaries (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, (d) have obtained and maintain in good standing without restriction all required licenses, permits, authorizations, registrations, approvals and certificates of authority of each Governmental Authority necessary to the conduct of their business, (e) to the extent prudent and customary in the industry in which it is engaged, have obtained and maintain in good standing without restriction, accreditation from all applicable recognized accrediting agencies, (f) have implemented and maintain a compliance program designed to provide effective internal controls to promote adherence to and to prevent and detect material violations of Laws applicable to the Borrower and any of its Consolidated Subsidiaries, including any applicable HMO Regulations, Medicaid Regulations and Medicare Regulations and (g) have implemented and maintain policies consistent with HIPAA and the HITECH Act on or before the date that any provision thereof becomes applicable to the Borrower or any Consolidated Subsidiary; except in each case referred to in clauses (d) – (g) hereof to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.2        Organizational Power; Authorization.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action.  This Agreement has been duly executed and delivered by each Loan Party, and constitutes, and each other Loan Document to which any Loan Party is party, when executed and delivered by such Loan Party, will constitute a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party, in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3        Governmental Approvals; No Conflicts.  The execution, delivery and performance by each Loan Party of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate the Organization Documents of any Loan Party or any Law applicable to the Borrower or any of its Consolidated Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding on the Borrower or any of its Consolidated Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries, except Liens (if any) created under the Loan Documents, (e) will not result in a suspension or revocation of, or limitation on, any material certificate of authority, license, permit, authorization or other approval applicable to the business, operations or properties of the Borrower or any Consolidated Subsidiary to the extent such suspension, revocation or limitation is material to the business of the Borrower and its Consolidated Subsidiaries, taken as a whole, or material adversely affect the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole, to participate in, or contract with, any material Medical Reimbursement Program.

Section 4.4        Financial Statements.

(a)            The Borrower has furnished to each Lender (i) the Audited Financial Statements and (ii) the Interim Financial Statements.

(b)            Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b).  The financial statements delivered pursuant to Section 5.1(a) and (b) have been prepared in accordance with GAAP and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(c)            Since the date of the Audited Financial Statements, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

Section 4.5        Litigation and Environmental Matters.

(a)            No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of any Responsible Officer of the Loan Parties, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)            Neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)            To the knowledge of the Responsible Officers of the Borrower, none of the Borrower or any Consolidated Subsidiary, nor any of their current respective officers, directors, or employees, have engaged (and no Responsible Officer of a Loan Party has received written notice from a Contract Provider that such Contract Provider has engaged) in any activities that constitute prohibited acts of fraud under Medicare Regulations or Medicaid Regulations where such activities have resulted, or the Borrower has reasonably determined in good faith it could reasonably be expected to result, in a Material Adverse Effect and the Borrower has not taken action within a reasonable period of time after discovery of such activities, to suspend or remove such persons from responsibilities relating to such activities or to ensure that such activities are no longer reasonably expected to result in a Material Adverse Effect.

Section 4.6        Compliance with Laws and Agreements.  The Borrower and each Consolidated Subsidiary is in compliance (and no Responsible Officer of any Loan Party has received notice from a Contract Provider that such Contract Provider is not in compliance) with (a) all material Laws and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Without limiting the foregoing, current billing policies, arrangements, protocols and instructions of each of the Borrower and its Consolidated Subsidiaries comply in all material respects with requirements of the Medical Reimbursement Programs and are currently administered by properly trained personnel.

Section 4.7        No Default.

(a)            Neither the Borrower nor any Consolidated Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b)            No Default has occurred and is continuing.

Section 4.8        Investment Company Act, Etc.

(a)            Neither the Borrower nor any of its Consolidated Subsidiaries is an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(b)            Neither the Borrower nor any of its Consolidated Subsidiaries (other than any HMO Subsidiary or Insurance Subsidiary) is subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

Section 4.9        Taxes.  The Borrower and its Consolidated Subsidiaries and each other Person for whose taxes the Borrower or any Consolidated Subsidiary could become liable have timely filed or caused to be filed all federal, state and other material  tax returns required to be filed by them, and have paid all federal, state and other material taxes, assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Consolidated Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.10        Margin Regulations.

(a)            On each Funding Date, none of the proceeds of any of the Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of the Regulation T, U or X.

(b)            Neither the Borrower nor its Consolidated Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”

Section 4.11        ERISA.

(a)            No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

(b)            The Borrower represents and warrants as of the Effective Date and on each Funding Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

Section 4.12        Ownership of Property.

(a)            Each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the Audited Financial Statements or the most recent audited consolidated balance sheet of the Borrower delivered pursuant to Section 5.1(a) or purported to have been acquired by the Borrower or any Consolidated Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens not permitted by this Agreement.  All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Consolidated Subsidiaries are valid and subsisting and are in full force.

(b)            Each of the Borrower and its Consolidated Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Consolidated Subsidiaries does not infringe in any material respect on the rights of any other Person.

(c)            The properties of the Borrower and its Consolidated Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Consolidated Subsidiary operates.

Section 4.13        Disclosure.  Each Loan Party has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which it or any of its Consolidated Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports (including without limitation all reports that any Loan Party is required to file with the SEC), financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 4.14        Labor Relations.  All payments due from the Borrower or any of its Consolidated Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Consolidated Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.15        Subsidiaries.  Schedule 4.15 sets forth (i) the name of, the ownership interest of each Loan Party in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date and (ii) whether such Subsidiary is an Insurance Subsidiary or HMO Subsidiary.  All issued and outstanding Capital Stock of the Borrower and each of its Consolidated Subsidiaries is duly authorized and validly issued, fully paid, non-assessable, as applicable, and free and clear of all Liens other than those in favor of the Administrative Agent, for the benefit of the holders of the Obligations.  All such securities were issued in compliance with all applicable state and federal Laws concerning the issuance of securities.  As of the Effective  Date, all of the issued and outstanding Capital Stock of each of the Subsidiaries is owned by the Persons and in the amounts set forth on Schedule 4.15.  Except as set forth on Schedule 4.15, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Stock of the Borrower or any of its Consolidated Subsidiaries.

Section 4.16        Solvency.  After giving effect to the execution and delivery of the Loan Documents on the Effective Date, and the making of the Loans under this Agreement on each Funding Date, the Borrower is Solvent and the Loan Parties are Solvent on a consolidated basis.

Section 4.17        [Reserved].

Section 4.18        Licensing and Accreditation.  Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and the Consolidated Subsidiaries, and to the knowledge of the Responsible Officers of the Loan Parties, each Contract Provider (i) has obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) has obtained and maintains accreditation from one or more generally recognized accreditation agencies where such accreditation is customary in the industry in which it is engaged; (iii) in the case of each HMO Subsidiary, has entered into and maintains in good standing its contract with CMS or such other agreement to be able to provide managed health care services to Medicare or Medicaid; and (iv) has taken all necessary action to obtain, preserve and maintain each certificate of authority, license, permit, authorization and other approval of any Governmental Authority required for the conduct of its business and material to the business of the Borrower and its Consolidated Subsidiaries taken as a whole, and all of such certificates, licenses, permits, authorizations or approvals are in full force and effect and have not been revoked or suspended or otherwise limited, including action to obtain, preserve and maintain with respect to each HMO Subsidiary all certificates of authority, licenses, permits, authorizations and other approvals required under the HMO Regulations or other regulations issued by the applicable Governmental Authority, including approvals required to ensure that such HMO Subsidiary and Insurance Subsidiary is eligible for all reimbursements available under the HMO Regulations or other regulations issued by the applicable Governmental Authority, and all of such certificates, licenses, permits, authorizations or approvals are in full force and effect and have not been revoked or suspended or otherwise limited.  To the knowledge of the Responsible Officers of the Loan Parties, each Contract Provider is duly licensed (where license is required) by each state or state agency or commission, or any other Governmental Authority having jurisdiction over the provisions of such services by such Person in the locations in which the Loan Parties conduct business, required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Loan Parties to operate as currently operated and as presently contemplated to be operated except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Responsible Officers of the Loan Parties, all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.19        Anti-Corruption Laws and Sanctions; PATRIOT Act.

(a)            The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions and Anti-Corruption Laws, and the Borrower, its Subsidiaries and their respective directors, officers and employees and to the knowledge of the Borrower its agents, are in compliance with applicable Sanctions and Anti-Corruption Laws.  None of (i) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.  To the extent applicable, each Loan Party and its Subsidiaries are in compliance with the PATRIOT Act.

(b)            No Borrowing, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

Section 4.20        Subordination of Subordinated Debt.  This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the “Senior Credit Agreement” within the meaning of the applicable Subordinated Debt Document; this Agreement, together with each of the other Loan Documents and all amendments, modifications, extensions, renewals, refinancings and refundings hereof and thereof, constitute “Senior Loan Documents” within the meaning of the applicable Subordinated Debt Document; and the Loans and all other Obligations of the Borrower to the Lenders and the Administrative Agent under this Agreement and all other Loan Documents, and all amendments, modifications, extensions, renewals, refinancings or refundings of any of the foregoing, constitute “Senior Indebtedness” of the Borrower within the meaning of the applicable Subordinated Debt Document, and the holders thereof from time to time shall be entitled to all of the rights of a holder of “Senior Indebtedness” pursuant to the applicable Subordinated Debt Document.

Section 4.21        Medicare and Medicaid Notices and Filings Related to Business.  Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and the HMO Subsidiaries has timely filed (a) all reports and other filings required to be filed in connection with the Medicare and Medicaid programs in which they participate, and all such reports and filings are true and complete in all material respects, and (b) all material reports, data and other information required by any other Governmental Authority with authority to regulate it or its business or operations in any manner.  Except to the extent any such action could not reasonably be expected to result in a Material Adverse Effect, (i) there are no claims, actions, proceedings or appeals pending (and none of the Borrower or any Consolidated Subsidiary has made any filing that would result in any claims, actions, proceedings or appeals) before any Governmental Authority with respect to any Medicare or Medicaid reports or claims filed by the Borrower or any Consolidated Subsidiary on or before the date hereof, or with respect to any adjustments, denials, recoupments or disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any cost reports or claims, and (ii) no validation review, survey, inspection, audit, investigation or program integrity review related to the Borrower or any Consolidated Subsidiary has been conducted by any Governmental Authority or government contractor in connection with Medicare or Medicaid, and no such reviews are scheduled, pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Consolidated Subsidiary.

Section 4.22        No EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

ARTICLE V.

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding, such Loan Party shall and shall cause each Consolidated Subsidiary to:

Section 5.1        Financial Statements and Other Information.  Deliver to the Administrative Agent and each Lender:

(a)            as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)            as soon as available and in any event within 45 days after the end of each Fiscal Quarter, beginning with the fiscal quarter ending March 31, 2018, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income or operations, changes in stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as presenting fairly the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)            concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by the principal executive officer or the principal financial officer of the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, (ii) certifying that as of the date thereof, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date, (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Audited Financial Statements, and if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, and (iv) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Effective Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be.

(d)            as soon as available, and in any event within 60 days after the end of the Fiscal Year, a pro forma budget for the succeeding Fiscal Year, containing (i) an income statement, balance sheet and statement of cash flow of the Borrower and its Consolidated Subsidiaries and (ii) a statement of cash flow of the Borrower only;

(e)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(f)            as soon as available and in any event within 15 days of the required date for delivery to the applicable state after the end of each fiscal year of the Borrower, annual financial statements of each HMO Subsidiary and Insurance Subsidiary as filed with the applicable HMO Regulator;

(g)            as soon as available and in any event within 15 days of the required date for delivery to the applicable state after the end of each fiscal quarter of the Borrower, quarterly financial statements of each HMO Subsidiary and Insurance Subsidiary as filed with the applicable HMO Regulator; and

(h)            promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

If at any time the Borrower is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, as amended, Borrower may satisfy its obligation to deliver the financial statements referred to in clauses (a) and (b) above by delivering such financial statements by electronic mail to such e-mail addresses as the Administrative Agent and Lenders shall have provided to Borrower from time to time.

Section 5.2        Notices of Material Events.  Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)	the occurrence of any Default or Event of Default;

(b)            the filing or commencement of, or any material development in, any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Consolidated Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any event or any other development by which the Borrower or any of its Consolidated Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)            the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Consolidated Subsidiaries in an aggregate amount exceeding $100,000,000;

(e)            any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(f)            not later than five (5) Business Days after receipt of official written notice, any development that has resulted in, or could reasonably be expected to result in, an Exclusion Event, including any notice by the OIG of exclusion or proposed exclusion of the Borrower or any Consolidated Subsidiary from any Medical Reimbursement Program in which it participates, and any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(g)            not later than five (5) Business Days after receipt of official written notice, commencement of any material non-routine audit or investigation of the Borrower or any Consolidated Subsidiary by any regulatory authority, including any Governmental Authority or HMO Regulator, and commencement of any proceeding or other action against the Borrower or any Consolidated Subsidiary, in each case, that could reasonably be expected to result in a suspension, revocation or termination of any contract of the Borrower or any Consolidated Subsidiary with respect to a Medical Reimbursement Program to the extent such suspension, revocation or termination is material to the Borrower and its Consolidated Subsidiaries taken as a whole; and

(h)            receipt by the Borrower or any Consolidated Subsidiary of (i) any notice of suspension or forfeiture of any material certificate of authority or similar license of any HMO Subsidiary to the extent such suspension or forfeiture is material to the Borrower and its Consolidated Subsidiaries, taken as a whole and (ii) to the extent permitted by law, rule or regulation, any other material notice of deficiency, compliance order or adverse report issued by any regulatory authority, including any HMO Regulator, or private insurance company pursuant to a provider agreement that, if not promptly complied with or cured, could reasonably be expected to result in the suspension or forfeiture of any certification, license, permit, authorization or other approval necessary for such HMO Subsidiary to carry on its business as then conducted or in the termination of any insurance or reimbursement program then available to any HMO Subsidiary, in each case to the extent such suspension, termination or forfeiture is material to the Borrower and its Consolidated Subsidiaries, taken as a whole.

Each notice delivered under this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3        Existence; Conduct of Business.

(a)            Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; and

(b)            Engage in the business of the type conducted by the Borrower and its Consolidated Subsidiaries on the date hereof and businesses reasonably related thereto.

Section 5.4        Compliance with Laws, Etc.  Comply with all Laws applicable to its business and properties, including without limitation, all Environmental Laws, ERISA, Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, the Anti-Kickback Statute, self-referral law requirements, including the requirements of the Stark Law, HMO Regulations, HIPAA, the HITECH Act, and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5        Payment of Obligations.  Pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Consolidated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6        Books and Records.  Keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower and its Subsidiaries in conformity with GAAP.

Section 5.7        Visitation, Inspection, Etc.  Permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided, if a Default or an Event of Default has occurred and is continuing, no prior notice shall be required.

Section 5.8        Maintenance of Properties; Insurance.

(a)            Keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; and

(b)            Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business, and the properties and business of its Consolidated Subsidiaries, against loss, damage and risk of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

Section 5.9        Use of Proceeds; Margin Regulations.  Use the proceeds of all Loans in connection with the Transactions.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

The Borrower will not request any Borrowing, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.10        Additional Subsidiaries; Guarantees.  If any Subsidiary is acquired, formed or becomes a Material Domestic Subsidiary after the Effective Date, promptly notify the Administrative Agent and the Lenders thereof and, within thirty (30) Business Days (or such longer period approved by the Administrative Agent in its sole discretion) after any such Subsidiary is acquired or formed, if such Subsidiary is a Material Domestic Subsidiary (other than any Subsidiary which is required by Law to maintain levels of solvency, or capital, or net assets that would not be achieved if it provided a full and unconditional guaranty of the Obligations), cause such Material Domestic Subsidiary to become a Guarantor.  A Material Domestic Subsidiary shall become an additional Guarantor by executing and delivering to the Administrative Agent a Guarantor Joinder Agreement in form and substance reasonably satisfactory to the Administrative Agent, accompanied by (a) all other Loan Documents related thereto, (b) certified copies of Organization Documents, appropriate authorizing resolutions of the Board of Directors of such Material  Domestic Subsidiary, and opinions of counsel comparable to those delivered pursuant to Section 3.1(c), and (c) such other documents as the Administrative Agent may reasonably request.

Section 5.11        Material Licenses.  Obtain and maintain all Material Licenses for each Consolidated Subsidiary.

ARTICLE VI.

[RESERVED]

ARTICLE VII.

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding, no Loan Party shall, nor shall it permit any Consolidated Subsidiary to, directly or indirectly:

Section 7.1        Indebtedness and Negative Pledge.                                                                                    .

(a)            Create, incur, assume or suffer to exist any Indebtedness that is secured by a Lien upon or with respect to any Principal Property, or on any shares of Capital Stock of any Consolidated Subsidiary that owns a Principal Property (unless all obligations and indebtedness thereby secured are held by, and the related Lien is granted to, the Borrower or a Consolidated Subsidiary) unless:

(i)            the Obligations are secured by a Lien equally and ratably with (or prior to) any and all other obligations and Indebtedness secured by such Lien; or

(ii)            the aggregate principal amount of all Indebtedness secured by such a Lien of the Borrower or a Consolidated Subsidiary then outstanding, together with all Attributable Debt of the Borrower and its Consolidated Subsidiaries in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by Section 7.2) then outstanding would not exceed the greater of (x) 10% of Consolidated Total Assets and (y) $850,000,000;

(b)            The provisions of Section 7.1(a) shall not prevent, restrict or apply to the Permitted Encumbrances, and Indebtedness secured by one or more Permitted Encumbrances shall be excluded in any computation of Indebtedness secured by a Lien pursuant the foregoing clause (ii) of Section 7.1(a).

Section 7.2        Sale and Leaseback Transactions.  Enter into any arrangement after the date of this Agreement with any Person (not including the Borrower or any Consolidated Subsidiary) which provides for the leasing by the Borrower or any such Consolidated Subsidiary of any Principal Property which was or is owned by the Borrower or such Consolidated Subsidiary (except for temporary leases of not more than three years), which property has been or is to be sold or transferred to such Person more than 120 days after the later of (i) the date on which such Principal Property has been acquired by the Borrower or such Consolidated Subsidiary and (ii) the date of completion of construction and commencement of full operation thereof by the Borrower or any Consolidated Subsidiary (a “Sale and Leaseback Transaction”), except  that the foregoing limitation shall not apply to any Sale and Leaseback Transaction if:

(a)            the net proceeds to the Borrower or such Consolidated Subsidiary from such sale or transfer is equal to or exceeds the fair value (as determined by the Board of Directors of the Borrower) of the Principal Property so leased;

(b)            the Borrower or such Consolidated Subsidiary could incur Indebtedness secured by a Lien on the Principal Property to be leased pursuant to Section 7.1 in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Obligations;

(c)            the Borrower, within 120 days after the effective date of any such Sale and Leaseback Transaction, applies an amount equal to the Fair Market Value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by the Borrower) to:

(i)             the prepayment or retirement of Funded Debt (including securities constituting Funded Debt) of the Borrower; or

(ii)            the acquisition of additional real property by the Borrower or any Consolidated Subsidiary.

(d)            A Sale and Leaseback Transaction shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax-exempt pursuant to Section 103 of the United States Internal Revenue Code, as amended (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

Section 7.3         Fundamental Changes.

(a)            The Borrower may not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Borrower is the surviving Person) or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(i)            either:

(A)            the Borrower is the surviving Person; or

(B)            the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States of America, any state thereof or the District of Columbia;

(ii)            the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under this Agreement pursuant to agreements in form satisfactory to the Administrative Agent;

(iii)            immediately after such transaction no Default or Event of Default exists; and

(iv)            the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, in form satisfactory to the Administrative Agent, a certificate of the secretary or assistant secretary of each Loan Party and a favorable written opinion in form and substance satisfactory to the Administrative Agent from counsel to the Loan Parties, each stating that such transaction or series of transactions and the agreements referred to in Section 7.3(a)(i)(ii) above, if any, in respect thereto comply with this Section 7.3 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

(b)            The sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Borrower, which properties or assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Borrower.

(c)            Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in this Section 7.3, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower or a Guarantor, as applicable, under this Agreement with the same force and effect as if such surviving entity had originally been named as the Borrower or a Guarantor, as applicable; and when a surviving entity duly assumes all of the obligations and covenants of the Borrower or a Guarantor, as applicable, pursuant to this Agreement and the Guarantee, the Borrower or other Loan Party, as applicable, or any other predecessor Person shall be relieved of such obligations.

(d)            Section 7.3(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Borrower or any of its Consolidated Subsidiaries.  Section 7.3(a)(iii) will not apply to (1) any merger or consolidation of the Borrower or a Guarantor with or into another Guarantor for any purpose or (2) the merger of the Borrower or a Guarantor with or into an Affiliate solely for the purpose of reincorporating the Borrower or such Guarantor, as the case may be, in another jurisdiction under the laws of the United States, any state of the United States or the District of Columbia so long as the amount of Indebtedness of the Borrower and its Consolidated Subsidiaries is not increased thereby.

(e)            Notwithstanding the foregoing, it is understood and agreed that following any consolidation or merger, the predecessor Person shall not be released from any of the Obligations under this Agreement with respect to (i) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Borrower, taken as a whole), or (ii) a lease.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.1        Events of Default.  If any of the following events (each an “Event of Default”) shall occur:

(a)            any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)            any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of thirty (30) days; or

(c)            [reserved]; or

(d)            [reserved]; or

(e)            any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a) and (b) above) or any other Loan Document, and such failure shall remain unremedied for ninety (90) days after notice thereof specifying such default or breach has occurred and requiring the Borrower to remedy the same shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)            [reserved]; or

(g)            the Borrower or any Consolidated Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(h)            the Borrower or any Consolidated Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Consolidated Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(i)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Consolidated Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar Law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Consolidated Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j)            [reserved]; or

(k)            [reserved]; or

(l)            [reserved]; or

(m)            [reserved]; or

(n)            [reserved]; or

(o)            any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Administrative Agent any material part of the Liens purported to be created thereby; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(p)            the Guaranty by any of the Guarantors ceases to be, or is asserted in writing by the Borrower or such Guarantor not to be, in full force and effect or enforceable in accordance with its terms; or

(q)            [reserved].

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at Law or in equity; and that, if an Event of Default specified in either clause (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.2        Application of Funds.

After the exercise of remedies provided for in Section 8.1 (or immediately after an Event of Default specified in either clause (h) or (i) of Section 8.1), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)            first, to the fees and other reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(b)            second, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)            third, to the fees due and payable under Sections 2.14(b) and (c) of this Agreement and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full; and

(d)            to the extent any proceeds remain, to the Borrower or other parties lawfully entitled thereto.

All amounts allocated to the Lenders pursuant to the foregoing clauses second through third as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

Section 9.1        Appointment of Administrative Agent. Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

                Section 9.2        Nature of Duties of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

                Section 9.3        Lack of Reliance on the Administrative Agent.  Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

                Section 9.4        Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

                Section 9.5        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

                Section 9.6        The Administrative Agent in its Individual Capacity.  The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

                Section 9.7        Successor Administrative Agent.

(a)            The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)            Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                Section 9.8        Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

                Section 9.9        Administrative Agent May File Proofs of Claim.

(a)            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(b)            Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                Section 9.10        Authorization to Execute Other Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, any subordination agreements) other than this Agreement.

                Section 9.11        Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Loan Party from its obligations under the applicable Loan Documents if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Loan Party from its obligations under the applicable Loan Documents pursuant to this Section.  In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Loan Party from its obligations under the applicable Loan Documents, in accordance with the terms of the Loan Documents and this Section.

                Section 9.12        Joint Lead Arrangers and Joint Bookrunners.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Arrangers in their capacities as such shall not have any duties or responsibilities that are not expressly set forth herein, nor shall the Arrangers have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Arrangers in their capacities as such, except those that are expressly set forth herein. At any time that any Lender serving (or whose Affiliate is serving) as Arranger shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans, such Lender (or an Affiliate of such Lender acting as Arranger) shall be deemed to have concurrently resigned as such Arranger.

                Section 9.13        Right to Enforce Guarantee.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent.

                Section 9.14        [Reserved].

                Section 9.15        Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Employee Benefit Plans in connection with the Loans or the Commitments,

(ii)            the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of  ERISA Section 406 and Code Section 4975, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)            none of the Agent, the Arrangers or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

 (ii)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)            no fee or other compensation is being paid directly to the Agent, the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)            The Agent and each of the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X.

THE GUARANTY

                Section 10.1        The Guaranty.  Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, each Lender and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations is not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

                Section 10.2            Obligations Unconditional.  The obligations of the Guarantors under Section 10.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article X until such time as the Obligations have been paid in full and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)            at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of any of the Loan Documents or any other document relating to the Obligations shall be done or omitted;

(c)            the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other document relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)            any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations or against any other Person under any other guarantee of, or security for, any of the Obligations.

                Section 10.3        Reinstatement.  The obligations of each Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

                Section 10.4        Certain Additional Waivers.  Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 10.2 and through the exercise of rights of contribution pursuant to Section 10.6.

                Section 10.5        Remedies.  The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 10.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 10.1.

                Section 10.6        Rights of Contribution.  The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until the Obligations have been paid in full and the Commitments have terminated.

                Section 10.7        Guarantee of Payment; Continuing Guarantee.  The guarantee in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

                Section 10.8        Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Loan Party to honor all of such Specified Loan Party’s obligations under this Agreement and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.8 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.8 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends that this Section 10.8 constitute, and this Section 10.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI.

MISCELLANEOUS

                Section 11.1        Notices.

(a)            Written Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To any Loan Party:	Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802-4137
Attention: Joseph W. White, Chief Financial Officer
Facsimile: (562) 499-0612
Email: joseph.white@molinahealthcare.com

To the Administrative Agent:	SunTrust Bank
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attention: Mary Beth Coke
Facsimile: (404) 926-5173
Email: marybeth.coke@suntrust.com
With copies (for information
purposes only) to:	SunTrust Bank
Agency Services
303 Peachtree Street, N.E./25th Floor
Atlanta, Georgia 30308
Attention: Mr. Doug Weltz
Facsimile: (404) 495-2170
Email:agency.services@suntrust.com

To any other Lender:	To the address or facsimile number, set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section.

Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent and the Lenders in reliance upon such telephonic or facsimile notice.  The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

(b)            Electronic Communications.

(i)            Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II unless such Lender and Administrative Agent have agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)            Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.

(iii)            The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(iv)            Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

                Section 11.2        Waiver; Amendments.

(a)            No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between any Loan Party and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by Law.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)            No amendment or waiver of any provision of this Agreement or the other Loan Documents (other than the Fee Letter, which shall only be amended in accordance with the terms thereof), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that

(i)            no amendment or waiver shall:

(A)            increase the Commitment of any Lender without the written consent of such Lender;

(B)            reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

(C)            postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;

(D)            [reserved];

(E)            change any of the provisions of this Section 11.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(F)            release the Borrower without the consent of each Lender, or, release all or substantially all of the Guarantors or limit the liability of all or substantially all of the Guarantors under any Guaranty, without the written consent of each Lender; or

(G)            release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender;

provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person.  Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended, (y) amounts payable to such Lender hereunder may not be permanently reduced without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender) and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (ii) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 11.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; and (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

                Section 11.3        Expenses; Indemnification.

(a)            The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Arrangers and their Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Arrangers and their Affiliates and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, the Arrangers or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)            The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender, and each Related Party of any of the foregoing Persons and each of their respective heirs, successors and assigns (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actions, suits, losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitee (taken as a whole) and, if reasonably necessary, a single local counsel for all Indemnitee (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitee similarly situated and taken as a whole) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted (x) from the gross negligence or willful misconduct of such Indemnitee (including any Related Party of such Indemnitee) or (y) solely from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document.  This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  In the case of an investigation, litigation or proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnitee, whether or not an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated

(c)            To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under clauses (a) or (b) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent.

(d)            Without the prior written consent of each Indemnitee affected thereby, the Borrower shall not settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Indemnitee and (z) requires no action on the part of the Indemnitee other than its consent; provided. that the Borrower shall not be liable for any settlement of any action effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed), but, if settled with the Borrower’s prior written consent or if there is a judgment in any such action, the Borrower shall indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, penalties, liabilities and reasonable and documented out-of-pocket expenses of any kind or nature (including legal expenses) incurred by reason of such settlement in accordance with this Section 11.3.

(e)            To the extent permitted by applicable Law, each Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

(f)            All amounts due under this Section 11.3 shall be payable promptly after written demand therefor.

                Section 11.4        Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Loans and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Sections 8.1(a), (h) and (i) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) (and which consent of the Borrower shall be deemed to have been given unless objection is delivered to the Administrative Agent within 10 Business Days after receipt of notice of the proposed assignment).

(ii)            Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.

(iii)            Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required (I) unless (x) an Event of Default under Sections 8.1(a), (h) and (i) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (and which consent of the Borrower shall be deemed to have been given unless objection is delivered to the Administrative Agent within 10 Business Days after receipt of notice of the proposed assignment) and (II) if as a result of any such assignment, the Lenders as of the Effective Date would hold, in the aggregate, less than 50.1% of all outstanding Loans; and

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for (x) assignments to a Person that is not a Lender with a Commitment or an Affiliate of a Lender or an Approved Fund and (y) assignments by Defaulting Lenders.

(iv)            Assignment and Acceptance.  The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20 if such assignee is a Foreign Lender.

(v)            No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)            No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.4.  If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

(c)            The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)            Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(e)            Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant:  (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 11.4 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender, (vi) release any Guarantor or limit the liability of any such Guarantor under any Guaranty without the written consent of each Lender except to the extent such release is expressly provided under the terms of this Agreement or (vii) release all or substantially all collateral (if any) securing any of the Obligations.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(g) (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.4; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.24 and 2.25 as if it were an assignee under paragraph (b) of this Section 11.4; and (B) shall not be entitled to receive any greater payment under Sections 2.18 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provision of Section 2.25 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.21 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                Section 11.5        Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the Law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b)            Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable Law, such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)            Each Loan Party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 11.5 and brought in any court referred to in paragraph (b) of this Section 11.5.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 11.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by Law.

Section 11.6        WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                Section 11.7        Right of Set-off.  In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, as the case may be, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured.  Each Lender agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender.  Notwithstanding the provisions of this Section 11.7, if at any time any Lender or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

                Section 11.8        Counterparts; Integration.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.  Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

                Section 11.9        Survival.  All covenants, agreements, representations and warranties made by any Loan Party herein, in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.18, 2.19, 2.20, and 11.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  All representations and warranties made herein, in the Loan Documents, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans.

                Section 11.10        Severability.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                Section 11.11        Confidentiality.  Each of the Administrative Agent and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any Subsidiary, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 11.11, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this Section 11.11, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (viii) any rating agency, (ix) the CUSIP Service Bureau or any similar organization, or (x) with the consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section 11.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

                Section 11.12        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable Law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable Law), shall have been received by such Lender.

                Section 11.13        Waiver of Effect of Corporate Seal.  Each Loan Party represents and warrants to the Administrative Agent and the Lenders that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Law, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

                Section 11.14        PATRIOT Act.  The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act.

                Section 11.15        No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates' understanding that that:  (i) (A) the services regarding this Agreement  provided by the Administrative Agent, the Arrangers and/or the Lenders are arm’s-length commercial transactions between  Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and  by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders  is and has been acting solely as a principal and,  except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Arrangers and any Lender has any obligation to Borrower, any other Loan Party or any of their Affiliates  with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii)  the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent, the Arrangers and the Lenders has no obligation to disclose any of such interests to  Borrower, any other Loan Party of any of their respective Affiliates.  To the fullest extent permitted by Law, each of Borrower and the other Loan Parties hereby waive and release any claims that it may have against the Administrative Agent, the Arrangers and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

                Section 11.16        Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                Section 11.17        Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Molina Healthcare, Inc., as Borrower

By:  /s/ Joseph W. White
Name: Joseph W. White
Title: Chief Financial Officer

Molina Information Systems, LLC, as a Guarantor

By:  /s/ Joseph W. White
Name: Joseph W. White
Title: Chief Financial Officer

Molina Pathways LLC, as a Guarantor

By:  /s/ Joseph W. White
Name: Joseph W. White
Title: Chief Financial Officer

Pathways Health and Community Support LLC, as a Guarantor

By:  /s/ Joseph W. White

Name: Joseph W. White
Title: Vice President

[Signature Page to Bridge Credit Agreement]

SunTrust Bank, as Administrative Agent

By:  /s/ Katherine Bass
Name: Katherine Bass
Title: Director

SunTrust Bank, as a Lender

By:  /s/ Katherine Bass
Name: Katherine Bass
Title: Director

BARCLAYS BANK PLC

By:  /s/ Craig Malloy
Name: Craig Malloy
Title: Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:  /s/ Teuta Ghilaga
Name: Teuta Ghilaga
Title: Director

Bank of America, N.A.

By:  /s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Director

Morgan Stanley Senior Funding, Inc.

By:  /s/ Ryan Murphy
Name: Ryan Murphy
Title: Authorized Signatory

[Signature Page to Bridge Credit Agreement]

SCHEDULE I
COMMITMENTS AMOUNTS
LENDERS	COMMITMENTS
SunTrust Bank	$172,000,000
Barclays Bank PLC	$162,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$147,500,000
Bank of America, N.A.	$48,500,000
Morgan Stanley Senior Funding, Inc.	$20,000,000
Total:	$550,000,000

SCHEDULE 4.15
SUBSIDIARIES
Name of entity	Loan Party	Ownership interest of each Loan Party in each Subsidiary	Jurisdiction of incorporation or organization	Type of entity	All of the issued and outstanding Capital Stock (owned by the Persons and in the amounts set forth below) as of the Closing Date	Insurance Subsidiary or HMO Subsidiary	Preemptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Stock
Borrower:
Molina Healthcare, Inc.	Yes	N/A	Delaware	Corporation	N/A	N/A	1. $550MIL 1.125% Notes; $160.276MIL 1.625% Notes[1] 2. Shares issuable under our 2002 and 2011 Equity Incentive Plans
Subsidiaries:
Molina Medical Management, Inc.	No	100% by Borrower	California	Corporation	100 shares issued to: Borrower	N/A	None
Molina Information Systems, LLC	Yes	100% by Borrower	California	Limited Liability Company	100% membership interested issued to: Borrower	N/A	None
Molina Healthcare of California Partner Plan, Inc.	No	100% by Borrower	California	Corporation	100 shares issued to: Borrower	HMO	None

1 Concurrent with the issuance of the 1.125% Notes, we entered into privately negotiated hedge transactions (collectively, the 1.125% Call Option) and warrant transactions (collectively, the 1.125% Warrants) with certain of the initial purchasers of the 1.125% Notes. The 1.125% Call Option, which is indexed to our common stock, is a derivative asset that requires mark-to-market accounting treatment due to cash settlement features until the 1.125% Call Option settles or expires. We also issued 13,490,236 warrants with a strike price of $53.8475 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances.

Molina Healthcare of Ohio, Inc.	No	100% by Borrower	Ohio	Corporation	1,500 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of Florida, Inc.	No	100% by Borrower	Florida	Corporation	100 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of Maryland, Inc.	No	100% by Borrower	Maryland	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of Utah, Inc.	No	100% by Borrower	Utah	Corporation	100,000 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of Illinois, Inc.	No	100% by Borrower	Illinois	Corporation	100 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of Michigan, Inc.	No	100% by Borrower	Michigan	Corporation	129,000 Class A shares and 30,000 Class B shares issued to: Borrower	HMO & Insurance	None
Molina Youth Academy	No	100% by Borrower	California	Non-profit public benefit corporation	100% of membership issued to: Borrower	N/A	None
Molina Hospital Management, Inc.[2]	No	100% by Borrower	California	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of California	No	100% by Borrower	California	Corporation	5,000 shares issued to: Borrower	HMO	None
Molina Healthcare Data Center, Inc.	No	100% by Borrower	New Mexico	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of Georgia, Inc.	No	100% by Borrower	Georgia	Corporation	100 shares issued to: Borrower	HMO & Insurance	None

2 Subject to being converted to a limited liability company effective as of January 1, 2018.

Molina Healthcare of Mississippi, Inc.	No	100% by Borrower	Mississippi	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of Washington, Inc.	No	100% by Borrower	Washington	Corporation	100 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of Virginia, Inc.	No	100% by Borrower	Virginia	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of Wisconsin, Inc.	No	100% by Borrower	Wisconsin	Corporation	100 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of New Mexico, Inc.	No	100% by Borrower	New Mexico	Corporation	14,561 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of North Carolina, Inc.	No	100% by Borrower	North Carolina	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of Iowa, Inc.	No	100% by Borrower	Iowa	Corporation	100 shares issued to: Borrower	N/A	None
Molina Health Plan Management, Inc.[3]	No	100% by Borrower	New York	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of Oklahoma, Inc.	No	100% by Borrower	Oklahoma	Corporation	100 shares issued to: Borrower	N/A	None
Molina Holdings Corporation[4]	No	100% by Borrower	New York	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of Pennsylvania, Inc.	No	100% by Borrower	Pennsylvania	Corporation	100 shares issued to: Borrower	N/A	None

3 Subject to being merged out of existence effective as of January 1, 2018.
4 Currently in the process of dissolving.

Molina Clinical Services, LLC	No	100% by Borrower	Delaware	Limited Liability Company	100% membership interest issued to: Borrower	N/A	None
Molina Healthcare of Nevada, Inc.	No	100% by Borrower	Nevada	Corporation	100 shares issued to: Borrower	N/A	None
Molina Healthcare of Louisiana, Inc.	No	100% by Borrower	Louisiana	Corporation	100 shares issued to: Borrower	N/A	None
Molina Pathways, LLC	Yes	100% by Borrower	Delaware	Limited Liability Company	100% membership interest issued to: Borrower	N/A	None
Molina Pathways of Texas, Inc.	No	100% Molina Pathways, LLC	Texas	Corporation	100 shares issued to: Molina Pathways, LLC	N/A	None
Pathways Health and Community Support LLC (“PHCS”)	Yes	100% Molina Pathways, LLC	Delaware	Limited Liability Company	100% membership interest issued to: Molina Pathways, LLC	N/A	None
Molina Healthcare of South Carolina, LLC	No	100% by Borrower	South Carolina	Limited Liability Company	100% membership interest issued to: Borrower	HMO & Insurance	None
Molina Healthcare of Puerto Rico, Inc.	No	100% by Borrower	Puerto Rico and Nevada	Corporation	100 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of Texas, Inc.	No	100% by Borrower	Texas	Corporation	100 shares issued to: Borrower	HMO & Insurance	None
Molina Healthcare of Texas Insurance Company	No	100% by Borrower	Texas	Corporation	1,000,000 shares issued to: Borrower	Insurance	None
Molina Healthcare of Arizona, Inc.	No	100% by Borrower	Arizona	Corporation	100 shares issued to: Borrower	N/A	None

Molina Healthcare of New York, Inc.	No	100% Molina Health Plan Management, Inc.	New York	Corporation	200 shares issued to: Molina Health Plan Management, Inc.	N/A	None
AmericanWork, Inc.	No	100% by PHCS	Delaware	Corporation	3,750 shares issued to: PHCS	N/A	None
Children’s Behavioral Health, Inc.	No	100% by PHCS	Pennsylvania	Corporation	1,000 shares issued to: PHCS	N/A	None
Choices Group, Inc.	No	100% by PHCS	Delaware	Corporation	100 shares issued to: PHCS	N/A	None
College Community Services	No	100% by PHCS	California	Non-profit Corporation	100% of membership issued to: PHCS	N/A	None
Dockside Services, Inc.	No	100% by PHCS	Indiana	Corporation	100 shares issued to: PHCS	N/A	None
Family Preservation Services of Florida, Inc.	No	100% by PHCS	Florida	Corporation	1,000 shares issued to: PHCS	N/A	None
Family Preservation Services of North Carolina, Inc.	No	100% by PHCS	North Carolina	Corporation	1,000 shares issued to: PHCS	N/A	None
Family Preservation Services, Inc.	No	100% by PHCS	Virginia	Corporation	25,000 shares issued to: PHCS	N/A	None
Family Preservation Services of Washington D.C., Inc.	No	100% by PHCS	District of Columbia	Corporation	1,000 shares issued to: PHCS	N/A	None

Family Preservation Services of West Virginia, Inc.	No	100% by PHCS	West Virginia	Corporation	1,000 shares issued to: PHCS	N/A	None
Maple Star Nevada, Inc.	No	100% by PHCS	Nevada	Corporation	2,000 shares issued to: PHCS	N/A	None
Maple Star Oregon, Inc.	No	100% by PHCS	Oregon	Non-profit corporation	100% of membership issued to: PHCS	N/A	None
Transitional Family Services, Inc.	No	100% by PHCS	Georgia	Corporation	9,500 shares issued to: PHCS	N/A	None
Pathways Community Services LLC	No	100% by PHCS	Delaware	Limited Liability Company	100% membership interest issued to: PHCS	N/A	None
Pathways Community Services LLC	No	100% by PHCS	Pennsylvania	Limited Liability Company	100% membership interest issued to: PHCS	N/A	None
Pathways Community Support of Texas, Inc.	No	100% by PHCS	Texas	Corporation	1,000 shares issued to: PHCS	N/A	None
Pathways of Arizona, Inc.	No	100% by PHCS	Arizona	Corporation	2,100 shares issued to: PHCS	N/A	None
Pathways of Delaware, Inc.	No	100% by PHCS	Delaware	Corporation	1,000 shares issued to: PHCS	N/A	None
Pathways of Idaho LLC	No	100% by PHCS	Delaware	Limited Liability Company	100% membership interest issued to: PHCS	N/A	None
Pathways of Maine, Inc.	No	100% by PHCS	Maine	Corporation	1,000 shares issued to: PHCS	N/A	None

Pathways of Massachusetts LLC	No	100% by PHCS	Delaware	Limited Liability Company	100% membership interest issued to: PHCS	N/A	None
Pathways of Oklahoma, Inc.	No	100% by PHCS	Oklahoma	Corporation	1,000 shares issued to: PHCS	N/A	None
Pathways of Washington, Inc.	No	100% by PHCS	Washington	Corporation	100 shares issued to: PHCS	N/A	None
The RedCo Group, Inc.	No	100% by PHCS	Pennsylvania	Corporation	100 shares issued to: PHCS	N/A	None
Pathways Human Services, LLC	No	100% by PHCS	Delaware	Limited Liability Company	100% membership interest issued to: PHCS	N/A	None
Pathways Community Corrections, Inc.	No	100% by PHCS	Delaware	Corporation	1,000 shares issued to: PHCS	N/A	None
Raystown Developmental Services, Inc.	No	100% by The RedCo Group, Inc.	Pennsylvania	Corporation	100 shares issued to: The RedCo Group, Inc.	N/A	None
Camelot Care Centers, Inc.	No	100% by Pathways Community Corrections, Inc.	Illinois	Corporation	4 Shares Class A Voting and 996 Shares Class B Non-Voting issued to: Pathways Community Corrections, Inc.	N/A	None

Exhibit 2.3
[FORM OF] NOTICE OF BORROWING
[Date]
SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Agency Services Manager
 Facsimile: (404) 495-2170
To Whom It May Concern:
Reference is made to the Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among the undersigned, as Borrower, the Guarantors identified therein, the Lenders identified therein, and SunTrust Bank, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement. This notice constitutes a Notice of Borrowing. The Borrower hereby requests a Borrowing of Loans under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to the Borrowing of Loans requested hereby:
(A)  Aggregate principal amount of Borrowing of Loans1:
(B)  Date of Borrowing of Loans (which is a Business Day) (the “Funding Date”):

(C)  The aggregate principal amount of the Loans is $______, of which $______ consists of Base Rate Loans and $______ consists of Eurodollar Loans having an Interest Period2 of ______ month[s]:
(D)  Location and number of Borrower’s account to which proceeds of such Borrowing of Loans are to be disbursed:
[Wire instructions for Borrower’s account:
Bank:
ABA Routing Transit Number:
Account Name:
FFC:
Reference:]

1 In the case of a Borrowing of Eurodollar Loans, not less than $5,000,000 or a larger multiple of $1,000,000; in the case of a Borrowing of Base Rate Loans, not less than $1,000,000 or a larger multiple of $100,000.
2 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

The undersigned hereby certifies, solely in his or her capacity as a Responsible Officer of the Borrower and not in any individual capacity, that the following statements shall be true and correct on and as of the Funding Date:
1. at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default exists; and

2. at the time of and immediately after giving effect to such Borrowing, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date.

[SIGNATURE ON FOLLOWING PAGE]

Very truly yours,

MOLINA HEALTHCARE, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.7

[FORM OF] NOTICE OF CONVERSION/CONTINUATION

[Date]
SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Agency Services Manager
 Facsimile: (404) 495-2170
To Whom It May Concern:
Reference is made to the Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among the undersigned, as Borrower, the Guarantors identified therein, the Lenders identified therein, and SunTrust Bank, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement. This notice constitutes a Notice of Conversion/Continuation. The Borrower hereby requests a continuation or conversion under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to the continuation or conversion requested hereby:
(A)  Aggregate principal amount of the Borrowing to be continued or converted (the “[Conversion]/[Continuation] Date”)1:
(B)  Date of continuation or conversion (which is a Business Day):
(C)  Type of Loans comprising such Borrowing2:
(D)  [If Eurodollar Loans] Interest Period3:
The undersigned hereby certifies, solely in his or her capacity as a Responsible Officer of the Borrower and not in any individual capacity, that the following statements shall be true and correct on and as of the [Conversion]/[Continuation] Date:

1. at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default exists; and

2. at the time of and immediately after giving effect to such Borrowing, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date.

1 In the case of a Borrowing of Eurodollar Loans, not less than $5,000,000 or a larger multiple of $1,000,000; in the case of a Borrowing of Base Rate Loans, not less than $1,000,000 or a larger multiple of $100,000.
2 Borrowing of Eurodollar Loans or Base Rate Loans.
3 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

[SIGNATURE ON FOLLOWING PAGE]

Very truly yours,

MOLINA HEALTHCARE, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.10

[FORM OF] NOTE

__________, ____

FOR VALUE RECEIVED, MOLINA HEALTHCARE, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan made by the Lender to the Borrower on each Funding Date under the Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and SunTrust Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Payment Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

Very truly yours,

MOLINA HEALTHCARE, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.20-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among Molina Healthcare, Inc., as the Borrower, the Guarantors identified therein, the Lenders identified therein and SunTrust Bank, as Administrative Agent.
Pursuant to the provisions of Section 2.20(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By: _______________________

Name: ________________________

Title: ________________________

Date: ________ __, 201[ ]

Exhibit 2.20-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among Molina Healthcare, Inc., as the Borrower, the Guarantors identified therein, the Lenders identified therein and SunTrust Bank, as Administrative Agent.
Pursuant to the provisions of Section 2.20(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By: _______________________

Name: ________________________

Title: ________________________

Date: ________ __, 201[ ]

Exhibit 2.20-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among Molina Healthcare, Inc., as the Borrower, the Guarantors identified therein, the Lenders identified therein and SunTrust Bank, as Administrative Agent.
Pursuant to the provisions of Section 2.20(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By: _______________________

Name: ________________________

Title: ________________________

Date: ________ __, 201[ ]

Exhibit 2.20-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among Molina Healthcare, Inc., as the Borrower, the Guarantors identified therein, the Lenders identified therein and SunTrust Bank, as Administrative Agent.
Pursuant to the provisions of Section 2.20(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By: _______________________

Name: ________________________

Title: ________________________

Date: ________ __, 201[ ]

Exhibit 5.1

 [FORM OF] COMPLIANCE CERTIFICATE

In connection with the terms of that certain Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among MOLINA HEALTHCARE, INC., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein and SunTrust Bank, as Administrative Agent, the undersigned certifies that the following information is true and correct, in all material respects, as of the date of this Compliance Certificate for the Fiscal [Quarter]/[Year] ended ____________, 201__:

Capitalized terms used in this Compliance Certificate but not otherwise defined herein shall have the same meanings provided in the Credit Agreement.
[Use the following paragraph 1 for fiscal year-end financial statements]
1.  Attached hereto as Schedule 1 are the audited annual financial statements required by Section 5.1(a) of the Credit Agreement for the Fiscal Year ended [_______] together with the audit report of an independent certified public accountant required by such section.
[Use the following paragraph 1 for fiscal quarter-end financial statements]
1.  Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.1(b) of the Credit Agreement for the Fiscal Quarter ended[___________, ___].
2.  [No][A] Default or Event of Default has occurred and is continuing. [If a Default or Event of Default has occurred or is continuing, specify the details thereof and the action which the Borrower has taken or proposes to take].
3.  As of the date hereof, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date.
4.  There has been [no] change in GAAP or the application thereof since [___________]. [If any change in GAAP has occurred, please specify the effect of such change on the financial statements accompanying this certificate].
5.  There has been no change in the identity of the Subsidiaries as of the end of the Fiscal [Quarter]/[Year] from the Subsidiaries identified to the Lenders on the Effective Date or as of the most recent Fiscal [Quarter]/[Year]. [If there has been a change, specify the change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Effective Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be.]

[SIGNATURE ON FOLLOWING PAGE]

The foregoing is true and correct, in all material respects, as of the date hereof.
Dated as of _____________, ____.

MOLINA HEALTHCARE, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 5.10
[FORM OF] GUARANTOR JOINDER AGREEMENT

THIS GUARANTOR JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, is by and between __________, a __________ (the “New Subsidiary”), and SunTrust Bank, in its capacity as Administrative Agent under the Bridge Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), by and among MOLINA HEALTHCARE, INC., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein and SunTrust Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 5.10 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor”. Accordingly, the New Subsidiary hereby agrees with the Administrative Agent as follows:

1.  The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to the Administrative Agent, each Lender and each other holder of the Obligations, as provided in Article X of the Credit Agreement, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.  The New Subsidiary hereby represents and warrants to the Administrative Agent that the exact legal name and state of organization of the New Subsidiary is as set forth on the signature pages hereto.

3.  The address of the New Subsidiary for purposes of all notices and other communications is the address set forth for any Loan Party in Section 11.1 of the Credit Agreement.

4.  The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Article X of the Credit Agreement.

5.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and be governed by the Law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the holders of the Obligations, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY],
a [___________________]

By:
Name:
Title:

Acknowledged and accepted:

SUNTRUST BANK, as Administrative Agent

By:
Name:
Title:

Exhibit 11.4

[FORM OF] ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, modified, supplemented, increased and extended from time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Molina Healthcare, Inc., a Delaware corporation

4.	Administrative Agent:	SunTrust Bank, in its capacity as the administrative agent under the Credit Agreement

1 Select if applicable.

5.	Credit Agreement:	Bridge Credit Agreement dated as of January 2, 2018 by and among the Borrower, the Lenders party thereto, the Guarantors party thereto and SunTrust Bank, as Administrative Agent.

6.	Assigned Interest:

Assignor[s][2]	Assignee[s][3]	Aggregate Amount of Commitment/Loans for all Lenders[4]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[5]		CUSIP Number
		$		$	%
		$		$	%
		$		$	%

Effective Date: _____________ ___, 201___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Acceptance are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

2 List each Assignor, as appropriate.
3 List each Assignee, as appropriate.
4 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
2

[Consented to and][6] Accepted:

SUNTRUST BANK,
as Administrative Agent

By:
Title:

[Consented to:][7]

MOLINA HEALTHCARE, INC.,
a Delaware corporation

By:
Title:

6 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
7 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
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ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
 ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Domestic Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.4 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
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3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Acceptance and the transactions contemplated hereby shall be construed in accordance with and be governed by the Law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

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